Exhibit 10(n)


                                    2 July 1996




                                  POWERGEN plc

                       EASTERN MERCHANT PROPERTIES LIMITED


                    =========================================

                                      LEASE
                            of commercial premises at
                    Drakelow, Burton-on-Trent, Staffordshire


                    ==========================================


CERTIFIED TO BE A TRUE COPY


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                                    CONTENTS

CLAUSE                                                                      PAGE

1.   INTERPRETATION..........................................................  1
     Definitions.............................................................  1
     Construction............................................................  5

2.   GRANT AND PREMIUM.......................................................  6

3.   DEMISE AND RENT.........................................................  6

4.   PREMIUM.................................................................  8

5.   CAPACITY RENT...........................................................  8

6.   EASTERN'S COVENANTS.....................................................  8

7.   POWERGEN'S COVENANTS....................................................  8

8.   PROVISOS................................................................  8

SCHEDULE 1...................................................................  8
     Part 1   The Demised Premises...........................................  8
     Part 2   The Estate.....................................................  8

     Part 3   Rights Granted.................................................  8
              1.    Substation Rights/Interface Agreement Rights.............  9
              2.    Roads....................................................  9
              3.    Services.................................................  9
              4.    Inlet Culvert and Water Pipeline......................... 10
              5.    Ash Pipeline............................................. 10
              6.    Entry for maintenance purposes........................... 11
              7.    Railway Corridor......................................... 11
              8.    Water Cooling Towers and Sewage Works.................... 12
              9.    Electrical Connections................................... 12
              10.   "B" Ash Lagoon........................................... 12
              11.   Discharge of water....................................... 12
              12.   Emergency Access......................................... 13
              13.   Information Technology Equipment......................... 13
              14.   Telephone Equipment and Cabling.......................... 13
              15.   Works to and use of adjoining premises................... 13


                                         (i)
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     Part 4   Rights Excepted and Reserved................................... 14
              1.    Roads.................................................... 14
              2.    New Road................................................. 14
              3.    Services................................................. 14
              4.    Entry for works and for purposes of this Lease........... 15
              5.    Entry for PowerGen's Works............................... 15
              6.    Works to and use of adjoining premises................... 15
              7.    Access for Environmental Inspection...................... 16
              8.    Emergency access......................................... 16
              9.    Sports Facilities........................................ 16

     Part 5   Documents referred to in clause 3.............................. 17
     Part 6   Ash Pipeline Documents referred to in clause 3................. 17
     Part 7   Permits and other documents referred to in clause 3............ 18

SCHEDULE 2................................................................... 19
     Capacity Rent........................................................... 19

SCHEDULE 3................................................................... 20
     Eastern's Covenants..................................................... 20
     1.       Pay premium and rent........................................... 20
     2.       Pay outgoings.................................................. 20
     3.       Common expenses................................................ 20
     4.       Repair......................................................... 21
     5.       Conduct of Site................................................ 21
     6.       Yield up....................................................... 21
     7.       Transfer of Licences, etc...................................... 21
     8.       Decommissioning and demolition................................. 22
     9.       Permit entry for Landlord and others........................... 22
     10.      Remedy wants of repair and entry for Landlord on Default....... 22
     11.      Notices........................................................ 23
     12.      Statutory requirements......................................... 23
     13.      Alterations.................................................... 23
     14.      Signs.......................................................... 24
     15.      Fire precautions............................................... 24
     16.      Securing premises.............................................. 24
     17.      User........................................................... 24
     18.      Prevent encroachments.......................................... 25
     19.      Alienation..................................................... 25
     20.      Costs.......................................................... 26
     21.      Value Added Tax................................................ 26

                                          (ii)

     22.      Ash and Waste Product Disposal Contracts and Railway
              Agreements..................................................... 27
     23.      Comply with title matters...................................... 27

SCHEDULE 4................................................................... 27
     PowerGen's Covenants.................................................... 27
     1.       Quiet enjoyment................................................ 27
     2.       Works.......................................................... 28
     3.       Contribution to Expenses....................................... 29
     4.       Sub-Station.................................................... 29
     5.       Other documents................................................ 29
     6.       Decommissioning and Demolition................................. 29
     7.       Rates.......................................................... 29

SCHEDULE 5................................................................... 29
     Decommissioning Arrangements............................................ 29

SCHEDULE 6................................................................... 32
     Provisos Agreements and Declarations.................................... 32
     1.       Premium........................................................ 32
     2.       Forfeiture..................................................... 32
     3.       Notices........................................................ 33
     4.       L & T A compensation exclusion................................. 33
     5.       Interest on unpaid rents and other moneys...................... 33
     6.       Non-acquisition of easements................................... 33
     7.       Rent acceptance when breach exists............................. 33
     8.       Disputes....................................................... 34
     9.       Liability for Indirect Damage.................................. 34
     10.      Landlord and Tenant (Covenants) Act 1995....................... 34
     11.      Jurisdiction................................................... 34

SCHEDULE 7................................................................... 35
     Part 1   Mobile Equipment............................................... 35
     Part 2   Strategic Spares............................................... 35

MEMORANDUM OF HANDOVER DATE.................................................. 36

MEMORANDUM OF DATE OF PRACTICAL COMPLETION................................... 36

                                    (iii)

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                               H.M. LAND REGISTRY

                       LAND REGISTRATION ACTS 1925 - 1986

County and District                       :  Staffordshire, East Staffordshire

Title Number                              :

Property                                  :  Drakelow "C" Power Station

THIS LEASE is made on 2 July 1996

BETWEEN

POWERGEN plc (registered in England and Wales with number 2366970), whose registered office is at 53 New Broad Street, London EC2M 1JJ (POWERGEN); and

EASTERN MERCHANT PROPERTIES LIMITED (registered in England and Wales with number 3181383), whose registered office is at Wherstead Park, Wherstead, Ipswich, Suffolk IP9 2AQ (EASTERN)

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

Definitions

1.1 In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

ACTS means Environmental Laws, Planning Acts and any statutes, statutory instruments, directives, regulations and bye-laws which are relevant to the Demised Premises and the Decommissioning Works;

AGREEMENT FOR LEASE means the agreement dated 22 November 1995 made between PowerGen (1) and Eastern Group plc (2) (as amended by a Deed of Variation dated 2 July 1996 made between the same parties as that agreement) pursuant to which, inter alia, this Lease and the High Marnham Lease were granted;

BASIC RENT means the clear yearly rent of Five Hundred Pounds ((pound)500);

CAPACITY RENT means the rent calculated and payable at the times and in the manner specified in Schedule 2;

CEGB means Central Electricity Generating Board;

CLAWBACK means any financial liability arising from the Clawback Debenture;

CLAWBACK DEBENTURE means the debenture dated 2 November 1990 made between PowerGen (1) and The Secretary of State for Energy (2);

DATE OF PRACTICAL COMPLETION means the date of Practical Completion of the Decommissioning Works;

DECOMMISSIONING WORKS means the decommissioning and demolition works, services and things to be executed, undertaken and done by PowerGen pursuant to Schedule 5 to decommission the power station at the Demised Premises and demolish and remove from the Demised Premises all buildings, plant, machinery, fixtures, fittings, pipes, wires and other conducting media (to the extent that the same are above ground level) with the intent that the Demised Premises shall, upon completion of the works, be left clear in accordance with that Schedule;

DEMISED PREMISES means the land and buildings comprising, Drakelow "C" power station more particularly described in Part 1 of Schedule 1 and any part together with all buildings now or hereafter during the Term constructed or erected thereon, all additions, alterations and improvements thereto and the fixtures, fittings, plant, equipment and machinery therein (other than tenant's and trade fixtures and fittings and any plant, machinery and equipment belonging to, or acknowledged by PowerGen or Eastern as belonging to, The National Grid Company plc or East Midlands Electricity plc) and the Mobile Equipment and the Strategic Spares;

EASTERN includes its successors in title and assigns;

ENVIRONMENT means all, or any, of the following media, namely the air (including without limitation the air within buildings and the air within other natural or man-made structures above or below ground), water and land and any living organisms or systems supported by those media;

ENVIRONMENTAL LAWS means the following:

(a) all international, European, Union, national or local treaties, statutes, directives, legislation, common law or other laws concerning Environmental Matters which are applicable to the Demised Premises and all regulations and subordinate legislation made thereunder which are in force at the date of this Lease;

(b) sections 78A - 78Y of the Environmental Act 1990 as amended and section 161 (as amended) of the Water Resources Act 1990; and

(c)  judicial and administrative interpretation of the foregoing.

ENVIRONMENTAL COVENANT means the agreement to pay certain sums in relation to Environmental Liabilities or Remedial Works given by PowerGen to Eastern pursuant to clause 11 of the Agreement for Lease;

ENVIRONMENTAL LIABILITIES means liabilities under Environmental Laws in relation to Environmental Matters including monetary claim, award, fine, sums agreed by way of settlement, legal and/or consultants fees or liability to make good, repair, reinstate, treat or clean up the Demised Premises or (insofar as it is affected by the operation of the generation of electricity carried on from the Demised Premises) the Environment in the vicinity of the Demised Premises;

ENVIRONMENTAL MATTERS means:

(a) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, contact with, and exposure of, any person to Hazardous Materials or Waste;

(b) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other adverse impact on the Environment;

(c) any other matters relating to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Materials or Waste;

ESTATE means the land and premises belonging to PowerGen more particularly described in Part 2 of Schedule 1;

HANDOVER DATE means the date being the later of (a) three months after Eastern shall have notified PowerGen in writing that it has ceased using the Demised Premises for the generation of electricity and (b) one month after formal notification has been received by PowerGen that the power station within the Demised Premises has been electrically disconnected from the 275kV/4OOkV substation adjoining the Demised Premises;

HAZARDOUS MATERIALS means anything which alone or in combination with others is capable of causing harm or damage to property or to man or any other organism supported by the Environment including, without limitation, hazardous substances, pollutant, contaminants, petroleum, petroleum products and radio active materials;

HIGH MARNHAM LEASE means the lease of premises comprising High Marnham Power Station, Newark, Nottinghamshire dated the same date as this Lease and made between PowerGen (1) and Eastern, or a company within the same group as Eastern,
(2);

MOBILE EQUIPMENT means the plant, machinery and equipment listed in Part 1 of
Schedule 7;

MOBILE EQUIPMENT RENT means the clear yearly rent of Twenty Thousand Pounds ((pound)20,000) payable in respect of the Mobile Equipment;

NGC means The National Grid Company plc;

PERPETUITY PERIOD means the period expiring on the sooner of eighty years from the date hereof and the Termination of the Term;

PLANNING ACTS means the Town & Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Local Government and Land Act 1980, the Local Government (Miscellaneous Provisions) Act 1982, the Housing and Planning Act 1986 and any Act for the time being in force of a similar nature and any laws and regulations intended to control or regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the national heritage;

POWERGEN includes the estate owner(s) for the time being of the reversion immediately expectant on the Termination of the Term;

PRACTICAL COMPLETION means completion of the Decommissioning Works in accordance with paragraph 6.12 of Schedule 5;

PREMIUM means the capital sum to be paid by Eastern to PowerGen as consideration for the grant of this Lease and the High Marnham Lease, such sum to be calculated and payable in accordance with the provisions of the Agreement for Lease and subject to the agreement set out in paragraph 1 of Schedule 6;

PRESCRIBED RATE means two per centum per annum above the Screen Rate, such rate to apply as well after as before any judgment;

RENT DAYS means 25 March, 24 June, 29 September and 25 December in each year and RELEVANT RENT DAY shall be construed accordingly;

RETAINED LAND means that part of the Estate which is not part of the Demised Premises;

SCREEN RATE means, in relation to any relevant period for which an interest calculation is to be made, the arithmetic mean (rounded to three decimal places with the mid-point rounded up) of the offered quotations in Pounds Sterling for that period which appear on the relevant page of the Reuter Monitor Money Rates Services at 11 a.m. (London time) on the first day of that period;

STRATEGIC SPARES means the spare plant and equipment listed in Part 2 of
Schedule 7 other than any such plant and equipment that has, prior to the date of this Lease, been affixed to the land and buildings otherwise comprised within the Demised Premises;

TERM means the term hereby granted;

TERMINATION OF THE TERM means the determination of the Term whether by effluxion of time, re-entry or otherwise howsoever;

VALUE ADDED TAX means Value Added Tax pursuant to the Value Added Tax Act 1994 and any other tax replacing or supplementing the same from time to time;

WASTE includes any unwanted or surplus substance irrespective of whether it is capable of being recycled or recovered or has any value.

CONSTRUCTION

1.2 This Lease shall, unless the context otherwise requires, be construed on the basis that:

(a) where the Tenant for the time being comprises more than one person, covenants and obligations assumed by the Tenant shall be construed as made by all such persons jointly and severally;

(b) the Term shall be deemed to commence for all purposes on the date of commencement specified in clause 3;

(c) references to any Act of Parliament, order, instrument, regulation, direction or plan shall be deemed also to refer to any statutory or other modification or re-enactment thereof from time to time in force and to include any requirement having the force of law in the United Kingdom and any subordinate legislation, order, instrument, regulation, direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment;

(d) any covenant on the part of Eastern not to do any act or thing shall include an obligation on the part of Eastern to use reasonable endeavours not to permit or suffer such act or thing;

(e) words denoting one gender include the other genders and words denoting persons include firms and corporations and vice versa;

(f) clause, Schedule, Appendix and paragraph headings shall not affect the interpretation of this Lease and references to any clause, Schedule, Appendix and paragraph are references to clauses, schedules, the appendix and paragraphs of this Lease.

GRANT AND PREMIUM

2. In consideration of the payment of the Premium, PowerGen grants this Lease and the High Marnham Lease to Eastern.

DEMISE AND RENT

3. In consideration of the payment of the Premium as aforesaid and the covenants on the part of Eastern (including as to payment of the Basic Rent, Capacity Rent and Mobile Equipment Rent hereby reserved) and the conditions hereinafter contained PowerGen HEREBY DEMISES unto Eastern the Demised Premises TOGETHER WITH so far as PowerGen is able to grant the same the rights set out in
Part 3 of Schedule 1 EXCEPTING AND RESERVING unto PowerGen and to all other persons from time to time entitled thereto the rights set out in Part 4 of
Schedule 1 TO HOLD the Demised Premises unto Eastern SUBJECT TO (and, where relevant and applicable, with the benefit of) the rights, covenants, obligations and other matters affecting the Demised Premises and all licences, consents, permissions and agreements at the date of this Lease affecting the operation of the Demised Premises and the power station erected thereon and in particular (but without prejudice to the generality of the foregoing) those matters more particularly contained or referred to in the documents short particulars whereof are set out in Parts 5, 6 and 7 of Schedule 1 as far as the same relate to the Demised Premises and are subsisting and capable of taking effect for a term of ninety-nine (99) years commencing on 2 July 1996 YIELDING AND PAYING therefor unto PowerGen without deduction, set-off or counterclaim (except such as Eastern may be required by law to deduct notwithstanding any stipulation to the contrary), (a) in relation to the Demised Premises (excluding the Mobile Equipment) (i) yearly during the Term and so in proportion for any period less than a year, the Basic Rent which shall be paid whether or not demanded in advance by equal quarterly payments on each of the Rent Days except the first payment which shall each be made on the date of this Lease in respect of the period from 2 July 1996 to (but excluding) the Rent Day next following the date of this Lease and (ii) yearly until the Handover Date and so in proportion for any period less than a year, the Capacity Rent which shall be paid whether or not demanded in arrears as hereinafter provided and (b), in relation to the Mobile Equipment, yearly until the Handover Date and so in proportion for any period less than a year, the Mobile Equipment Rent which shall be paid whether or not demanded in arrear on 10 August in each year the first payment being made on 10 August 1997 in respect of the year ending 30 June 1997.


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                                       [MAP]


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PREMIUM

4.   Payment of the Premium is subject to the provisions of paragraph 1 of
Schedule 6.

CAPACITY RENT

5. The provisions of Schedule 2 shall apply in relation to the calculation and payment of the Capacity Rent.

EASTERN'S COVENANTS

6.   Eastern covenants with PowerGen in manner set out in Schedule 3.

POWERGEN'S COVENANTS

7.   PowerGen covenants with Eastern in manner set out in Schedule 4.

PROVISOS

8.   It is agreed and declared in manner set out in Schedules 5 and 6.

DULY DELIVERED AS A DEED on the date inserted on page 1


                                   SCHEDULE 1

                                     PART 1
                              THE DEMISED PREMISES

All those pieces or parcels of land and river edged red on Plan 1 annexed hereto and situate at and forming part of the Estate and known as Drakelow "C" Power Station, Burton-on-Trent, Staffordshire together with the buildings, plant and other structures erected thereon.

                                     PART 2
                                   THE ESTATE

All those pieces or parcels of land edged blue on Plan 1 annexed hereto.


                                     PART 3
                                 RIGHTS GRANTED

The following rights (in common with PowerGen and all others now or hereafter entitled to the like rights):

1.   SUBSTATION RIGHTS/INTERFACE AGREEMENT RIGHTS

(i) The rights contained in Part II and in paragraph 2 of Part V of the Schedule to a lease of the 275kV/400kV substation adjoining the Demised Premises dated 31 March 1990 and made between PowerGen (1) and NGC (2);

(ii) The rights in favour of PowerGen contained in an Interface Agreement dated 31 March 1990 and made between NGC (1) and PowerGen (2).

2.   ROADS

(i) To pass and repass at all times and for all purposes (with or without vehicles or other plant, machinery, equipment or otherwise) connected with access to and egress from that part of the Demised Premises marked "pump house" on Plan 1 (THE PUMP HOUSE) and the bridge on the Retained Land marked "ash bridge" on Plan 1 (THE ASH BRIDGE) over and along the road and footpath on the Retained Land the approximate position of which is shown coloured brown on Plan 1;

(ii) To pass and repass at all times and for all purposes (with or without vehicles or other plant, machinery, equipment or otherwise) over the roadway on the Retained Land running between the points marked C and D on Plan 1;

(iii)In substitution for the rights granted by sub-paragraph (i) and/or (ii) above to pass and repass at all times along such other road or roads as PowerGen may construct from time to time during the Perpetuity Period and designate from time to time for the purpose (such road or roads being materially no less convenient as a means to and egress from the pump house and the ash bridge and around the perimeter of the Demised Premises as those referred to in sub-paragraphs 2(i) and 2(ii) above) as have not been adopted by the Local Authority as maintainable by such Authority SUBJECT TO Eastern cleansing, maintaining, repairing, renewing and replacing the roads referred to in sub-paragraphs (i), (ii) and (iii) as and when necessary (in Eastern's reasonable opinion) in order to keep such roads in adequate repair and condition (provided that there shall be no obligation to keep such roads in a better state and condition than they are at the date hereof) PROVIDED THAT the use of any of the roads and footpaths referred to in sub-paragraphs (i), (ii) and (iii) shall be subject to all and any reasonable regulations as to direction of traffic flow thereover or other traffic control arrangements notified by PowerGen to Eastern in writing;

3.   SERVICES

The free and uninterrupted passage and running of water, soil, gas, electricity and pulverised fuel ash and furnace bottom ash, telephone and other services from and to the Demised Premises through and along with conduits mains, pipes, wires and cables or other conducting media and all or any other services now or hereafter during the Perpetuity Period provided for the Demised Premises and/or the lighting tower referred to in paragraph 7 of this Part of this Schedule and/or for the water cooling towers and sewage works referred to in paragraph 8 of this Part of this Schedule and laid in under or over the Estate or the adjoining or neighbouring land (if any) belonging to PowerGen or in under or over any other property across which PowerGen shall have rights to carry the same for the passage of surface water ash slurry and sewage from and water gas electricity and other services to and from the Demised Premises SUBJECT TO Eastern cleansing, maintaining, repairing, renewing and replacing such drains, sewers, channels and watercourses and water, gas, electric and pulverised fuel ash and furnace bottom ash conduits, mains, pipes, wires and cables or other conducting media as and when necessary (in Eastern's reasonable opinion) in order to keep them in good and substantial repair and condition;

4.   INLET CULVERT AND WATER PIPELINE

Without prejudice to the generality of paragraph 3 of this Part of this Schedule to use the concrete water culvert running under that part of the Retained Land coloured brown on Plan 1 from the pump house to the other part of the Demised Premises such pipeline to be used for the passage of water from the pump house to the Drakelow "C" Power Station on the Demised Premises and to use the water pipeline running over the ash bridge and thereafter under the Retained Land to the Demised Premises SUBJECT TO Eastern cleansing, maintaining, repairing, renewing and replacing the culvert and the water pipeline as and when necessary (in Eastern's absolute discretion with respect to the inlet culvert and in Eastern's reasonable opinion with respect to the water pipeline) in order to keep the culvert in good and substantial repair and condition PROVIDED THAT if at any time after Completion water shall spill, leak or otherwise discharge from such inlet culvert or water pipeline over the Retained Land as a result of any damage to the inlet culvert or water pipeline (or any part thereof), Eastern shall be under an obligation to repair, renew or replace the relevant damaged part of such inlet culvert or water pipeline running under the Retained Land without unreasonable delay;

5.       ASH PIPELINE

Without prejudice to the generality of paragraph 3 of this Part of this Schedule to use the ash pipeline running under that part of the Retained Land coloured brown on Plan 1 and over the ash bridge between the point marked "Z" on Plan 1 and the Demised Premises such pipeline to be used for the passage of ash from the Drakelow "C" Power Station on the Demised Premises to and over the ash bridge SUBJECT TO Eastern cleansing, maintaining, repairing, renewing and replacing the pipeline as and when necessary (in Eastern's absolute discretion) in order to keep the pipeline in good and substantial repair and condition PROVIDED THAT if at any time after Completion ash shall spill, leak or otherwise discharge from the ash pipeline over the Retained Land as a result of any damage to that ash pipeline (or any part thereof), Eastern shall be under an obligation to repair, renew or replace the relevant damaged part of such ash pipeline without unreasonable delay;

6.   ENTRY FOR MAINTENANCE PURPOSES

The right to enter upon the Retained Land (and any other adjoining or neighbouring land over which PowerGen shall have rights of entry, insofar as PowerGen is able to grant such rights thereover), at all reasonable times on reasonable written notice (except in the case of emergency when no notice shall be required) with or without workmen and others and all necessary appliances and materials for the purpose of inspecting, maintaining, cleansing, repairing, renewing and replacing: the roads referred to in paragraph 2 of this Part of this Schedule; the conducting media referred to in paragraph 3 of this Part of this Schedule; the inlet culvert and water pipeline referred to in paragraph 4 of this Part of this Schedule; the ash pipeline referred to in paragraph 5 of this Part of this Schedule; the railway sidings, signalbox, cabling and lighting tower referred to in paragraph 7 of this Part of this Schedule; the water cooling towers and sewage works referred to in paragraph 8 of this Part of this Schedule; the electrical and other connections and switches referred to in paragraph 9 of this Part of this Schedule; the ash lagoon referred to in paragraph 10 of this Part of this Schedule; the water discharge points referred to in paragraph 11 of this Part of this Schedule; the information technology equipment referred to in paragraph 13 of this Part of this Schedule; the telephone equipment referred to in paragraph 14 of this Part of this Schedule; the pump house; the boundary fences surrounding the Demised Premises erected by Eastern in accordance with its covenant contained in paragraph 16.3 of Part 1 of
Schedule 3 and any other ducts, conduits, pipes, drains, channels, watercourses, sewers, wires and cables and other conducting media and all connections serving the Demised Premises and to exercise any of the rights granted to Eastern and to comply with any of the obligations on the part of Eastern pursuant to this Lease SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

7.   RAILWAY CORRIDOR

The right to use that part of the Retained Land shown coloured green on Plan 1 (or such other part of the Retained Land as PowerGen in its absolute discretion shall designate PROVIDED THAT the point at which the railway corridor joins the Demised Premises shall not be altered from its current position shown on Plan 1 and PROVIDED FURTHER that PowerGen shall not, in altering the position of the railway corridor, thereby interrupt or materially interfere with or prevent the continued use of railway sidings from the Railtrack plc main line (save to the extent (in either case) that PowerGen and Eastern shall otherwise agree)) as a railway corridor for the for the siting of railway sidings to serve the Demised Premises together with the right (for itself or for Railtrack plc) to erect (if necessary) in such location as PowerGen shall reasonably agree and retain a signalbox on the Retained Land and such cabling relating to such railway sidings and such signalbox as is necessary from time to time together with the right to use the lighting tower marked Y on Plan 1 SUBJECT TO Eastern cleansing, maintaining, repairing, renewing and replacing the sidings, the signalbox and any associated cabling and the lighting tower as and when necessary (in Eastern's absolute discretion save where Eastern is required to do so pursuant to the provisions of an Agreement dated 28 March 1994 made between British Railways Board (1) and PowerGen (2)) in order to keep the sidings, the signalbox and any associated cabling and the lighting tower in good and substantial repair and condition;

8.   WATER COOLING TOWERS AND SEWAGE WORKS

To the extent that the relevant works referred to in paragraph 2.2 of Schedule 4 have not been completed prior to the date of this Lease, a temporary right to use the water cooling towers and the sewage works (and the related pipework) now situated on the Retained Land at all times and for all purposes (in each case, such right to continue only until PowerGen shall have completed, to the reasonable satisfaction of Eastern, the relevant works set out in paragraph 2.2 of Schedule 4);

9.   ELECTRICAL CONNECTIONS

To the extent that the relevant works referred to in paragraph 2.2 of Schedule 4 have not been completed prior to the date of this Lease, a temporary right to use the electrical switches, connections, lines, wires and cables currently situated in the Drakelow "B" power station and other parts of the Retained Land (other than in the 275kV/4OOkV substation forming part thereof) such right to continue only until PowerGen shall have completed, to the reasonable satisfaction of Eastern, the relevant works referred to in paragraph 2.2 of
Schedule 4;

10.  "B" ASH LAGOON

To the extent that the relevant works referred to in paragraph 2.2 of Schedule 4 have not been completed prior to the date of this Lease, a temporary right to use the ash lagoon on the Retained Land marked "Lagoon B" on Plan 1, together with the water pipeline running thereto from the Demised Premises and the water pipeline running from Lagoon B to the discharge point or points to which the pipeline connects, for the passage of water from Drakelow "C" Power Station on the Demised Premises to and from Lagoon B such right to continue until the appropriate valves attached to the water pipelines have been switched by PowerGen (in accordance with its obligations contained in paragraph 2.2 of Schedule 4) in order that the passage of water from the Demised Premises shall pass to the outfall on the Demised Premises rather than passing to Lagoon B;

11.  DISCHARGE OF WATER

The right to use whichever points of discharge of water are required for the operational use of the Drakelow "C" Power Station insofar as such points of discharge are situated on the Retained Land SUBJECT TO Eastern cleansing maintaining, repairing, renewing and replacing the same as and when necessary (in Eastern's absolute discretion);

12.  EMERGENCY ACCESS

A right of way without interference through the Retained Land in the event of fire or other emergency.

13.  INFORMATION TECHNOLOGY EQUIPMENT

(i) A temporary right to use the information technology equipment and all cabling and ancillary apparatus currently situated in Drakelow "B" Power Station until such time as Eastern's information technology equipment is installed in Drakelow "C" Power Station (and in any event such right shall continue only until 31 July 1997 at the latest);

(ii) A right to move the aforesaid information technology equipment from Drakelow "B" Power Station to Drakelow "C" Power Station SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

14.  TELEPHONE EQUIPMENT AND CABLING

(i) A temporary right to use the telephone equipment and cabling relating thereto currently situated in Drakelow "B" Power Station until the earlier of:

     (a) Eastern moving the aforesaid telephone equipment and cabling from Drakelow "B" Power Station to Drakelow "C" Power Station; and

     (b)  31 July 1997;

(ii) A right to move the aforesaid telephone equipment from Drakelow "B" Power Station to Drakelow "C" Power Station SUBJECT TO the persons exercising such rights causing as little damage as reasonably practicable to the Retained Land and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

15.  WORKS TO AND USE OF ADJOINING PREMISES

At all times during the Term without reference to PowerGen or making any compensation to PowerGen therefor to:

(a) execute or permit or suffer the execution of works or alterations on or to the Demised Premises or the demolition, rebuilding, alteration or extension of any buildings or structures now or hereafter erected on such Demised Premises;

(b) use or deal with the Demised Premises and such buildings and premises thereon in such manner as Eastern may in its absolute discretion think fit;

provided that such rights shall be exercised so as to cause as little inconvenience to PowerGen as is reasonably practicable and any physical damage caused to the Retained Land as a result of the exercise of such rights shall be made good to the reasonable satisfaction of PowerGen at the expense of the person causing such damage.


                                     PART 4
                          RIGHTS EXCEPTED AND RESERVED

1.   ROADS

The right to pass and repass at all times and for all purposes connected with access to and egress from the Retained Land over and along that part of the road on the Demised Premises running between points E and C as shown on Plan 1, such right to extend to all persons who are from time to time permitted by PowerGen to fish along the bank of the River Trent within the Retained Land and to all persons entitled (upon reasonable proof of identity and entitlement) to obtain access to the wildlife reserve situated on the Retained Land for such time as the said reserve remains in existence;

2.   NEW ROAD

The right, after the Date of Practical Completion, to construct a road across the Demised Premises between the points marked A and B on Plan 1 and thereafter the right to pass and repass at all times and for all purposes connected with access to and egress from one part of the Retained Land to another part of the Retained Land over and along such road PROVIDED THAT neither the position, construction, retention or use of the road shall interfere with the uninterrupted use and enjoyment by Eastern of the water outfall situated in or on the Demised Premises or of the railway sidings situated on the Demised Premises or the Retained Land PROVIDED THAT PowerGen shall keep such road in good and substantial repair and condition and PROVIDED FURTHER THAT Eastern shall be entitled to block off or remove such road temporarily if reasonably necessary to carry out other works of repair, maintenance or construction on the Demised Premises subject to Eastern having given reasonable written notice of such works to PowerGen and Eastern causing as little damage as reasonably practicable to such road and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

3.   SERVICES

The free and uninterrupted passage and running of water, soil, gas, electricity, telephone and other services from and to all other buildings and premises on the Retained Land through and along all conduits, pipes, drains, channels, watercourses, sewers, wires and cables or other conducting media which are now or may hereafter during the Perpetuity Period be in over or under the Demised Premises together with the right to connect into the same;

4.   ENTRY FOR WORKS AND FOR PURPOSES OF THIS LEASE

The right to enter the Demised Premises at all times in case of emergency and otherwise at all reasonable times on reasonable notice with or without workmen and others and all necessary appliances and materials for the purpose of:

(a) decommissioning and demolishing the Drakelow "A" and "B" power stations comprised within the Retained Land;

(b) inspecting, maintaining, cleansing, repairing, altering, testing, renewing and replacing, laying and making connections to the said ducts, conduits, pipes, drains, channels, watercourses, sewers, wires, and cables and other conducting media and all connections serving the Retained Land;

(c) carrying out all works, operations or acts or doing any thing whatsoever comprised within PowerGen's obligations in respect of the Estate or (whether or not within the same) for which Eastern is liable hereunder to make a contribution; and

(d) for any purpose mentioned in paragraph 5 of Schedule 3 to the Clawback Debenture or in any of the documents mentioned in Part 5 of this Schedule the persons exercising such rights causing as little damage as reasonably practicable to the Demised Premises and making good or procuring the making good of all damage to the fabric thereof thereby occasioned;

5.   ENTRY FOR POWERGEN'S WORKS

To the extent that any of the works which are referred to in paragraph 2 of
Schedule 4 or are otherwise the obligation of PowerGen pursuant to the Agreement for Lease have not been completed prior to the date of this Lease, the right to enter upon the Demised Premises at reasonable times and on reasonable written notice (save in case of emergency) with or without workmen and others and all necessary vehicles, plant, machinery, equipment, appliances and materials in order to carry out and complete the same;

6.   WORKS TO AND USE OF ADJOINING PREMISES

At all times during the Term without reference to Eastern or making any compensation to Eastern therefor to:

(a) execute or permit or suffer the execution of works or alterations on or to the Retained Land or the demolition, rebuilding, alteration or extension of any buildings or structures (including, but without prejudice to the generality of the foregoing, the demolition and decommissioning of the said Drakelow "A" and "B" power stations) now or hereafter erected on such Retained Land;

(b) use or deal with the Retained Land and such buildings and premises thereon in such manner as PowerGen may in its absolute discretion think fit;

provided that such rights shall be exercised so as to cause as little inconvenience to Eastern as is reasonably practicable and any physical damage caused to the Demised Premises as a result of the exercise of such rights shall be made good to the reasonable satisfaction of Eastern at the expense of the person causing such damage;

7.   ACCESS FOR ENVIRONMENTAL INSPECTION

If PowerGen is, or reasonably believes that it may be, liable under the Environmental Covenant or the Environmental Laws in respect of the Demised Premises, a right to enter the Demised Premises at reasonable times and upon reasonable written notice (save in case of emergency) with or without workmen, surveyors, consultants and all other persons authorised by PowerGen together with all necessary vehicles, plant, machinery, appliances and materials for the purpose of environmental inspection and the carrying out of all tests, surveys and reports as PowerGen shall in its absolute discretion consider appropriate whether on or under the surface of the Demised Premises and whether or not the same causes any damage to the Demised Premises PROVIDED THAT, in exercising such right, PowerGen shall

(a)  make good or procure the making good of any damage so caused;

(b) cause as little disruption and interference to the business as reasonably practicable carried on upon the Demised Premises;

(c)  comply with all reasonable regulations or instructions issued by Eastern;

(d) ensure that adequate insurance cover against all insurable third party liability claims is maintained in respect of the works carried out under this paragraph 7;

8.   EMERGENCY ACCESS

A right of way without interference through the Demised Premises in the event of fire or other emergency;

9.   SPORTS FACILITIES

The right for ex-employees of CEGB and PowerGen (upon reasonable proof of identity and status) who are members of the sports and social club situated on the Demised Premises to enter and use the sports ground and sports and social facilities on the Demised Premises at all reasonable times in accordance with the normal hours of use thereof and in compliance with the rules and regulations from time to time of the sports and social club.

                                     PART 5
                        DOCUMENTS REFERRED TO IN CLAUSE 3


DATE                NATURE OF DOCUMENT           PARTIES


10 July 1950        Conveyance                   C F Gothard (1)
                                                 British Electricity
                                                 Authority (2)

23 January 1987     Conveyance                   CEGB (1)
                                                 D Lewis and
                                                 K M Willoughby (2)

15 March 1988       Deed of Grant                D Lewis and
                                                 K M Willoughby (1)
                                                 CEGB (2)

31 March 1990       Deed of Grant                PowerGen (1) NGC (2)

31 March 1990       Interface Agreement          NGC (1) PowerGen (2)
                    (INTERFACE AGREEMENT)

30 March 1990       License to Retain Assets     CEGB (PowerGen Division) (1)
                    (LICENSE TO RETAIN ASSETS)   East Midlands Electricity
                                                 Board (2)

31 March 1990       Lease (NGC LEASE)            PowerGen (1) NGC (2)

20 February 1995    Wayleave Agreement           PowerGen (1)
                    (WAYLEAVE AGREEMENT)         East Midlands Electricity
                                                 plc (2)

14 March 1988       Conveyance                   CEGB (1) R A Bullivant (2)

22 March 1995       Transfer                     PowerGen (1)
                                                 Roger Bullivant Limited (2)

26 July 1962        Lease                        CEGB (1)
                                                 Trent River Board (2)


                                     PART 6
                 ASH PIPELINE DOCUMENTS REFERRED TO IN CLAUSE 3



26 February 1970    License                      British Waterways Board (1)
                                                 CEGB (2)

29 April 1970       Deed of Grant                Midland Gravel Co. Ltd (1)
                                                                CEGB (2)

17 January 1972     Deed of Grant                Marley Tile Company Ltd (1)
                                                 CEGB (2)

24 November 1971    Deed of Grant                Sharp Bros & Knight Ltd (1)
                                                 CEGB (2)

18 May 1972         Deed of Grant                Staffordshire County
                                                 Council (1)
                                                 CEGB (2)

13 December 1960    Deed of Grant                Personal Representatives of G D
                                                 Flatt (1)
                                                 CEGB (2)

25 January 1961     Agreement                    British Transport
                                                 Commission (1)
                                                 CEGB Midlands and East
                                                 Midlands Region (2)

16 September 1963   Deed of Easement             Branston Gravels Limited (1)
                                                 CEGB (2)

26 September 1962   Agreement                    British Transport
                                                 Commission (1)
                                                 CEGB Midlands Project
                                                 Group (2)


                                     PART 7
               PERMITS AND OTHER DOCUMENTS REFERRED TO IN CLAUSE 3

DATE                DOCUMENT                     PARTIES

2 September 1963    Agreement for the supply of  South Staffordshire Waterworks
                    mains water to Drakelow      Co Ltd (1) CEGB (2)
                    "C"' Power Station

9 December 1970     Supplemental Agreement       South Staffordshsire Waterworks
                    increase in supply of water Co Ltd (1) CEGB (2) to 909,000 gallons per day

20 April 1959       Consent to extension of      Ministry of Power
                    existing Drakelow
                    Generating Station

23 December 1960    Variation of terms of        Ministry of Power
                    consent of 20 April 1959

22 February 1966    License to abstract water    Trent River Authority

21 March 1986       Consent for a discharge,     Severn Trent Water Authority
                    Reference Number:
                    S34/S/7/275

28 December 1990    Land Drainage Consent,       National Rivers Authority
                    Newbold Quarry pipeline
                    and outfall Consent
                    Reference: UT 2116

7 April 1993        IPC Authorisation            Her Majesty's Inspectorate of
                    Reference AA2925             Pollution

14 July 1994        Variation of IPC             Her Majesty's Inspectorate of
                    Authorisation                Pollution

27 March 1995       Variation of IPC             Her Majesty's Inspectorate of
                    Authorisation                Pollution

23 June 1995        Variation of IPC             Her Majesty's Inspectorate of
                    Authorisation                Pollution


                                   SCHEDULE 2

                                  CAPACITY RENT

1. On 10 August 1997 and on 10 August in each year thereafter (until and including 10 August 2001 or 40 days after the Handover Date if such date is earlier than 30 June 2001) Eastern shall pay the Capacity Rent, calculated in the manner set out in the remainder of this Part of this Schedule.

2. The Capacity Rent payable on any 10 August shall be in respect of the year ended on 30 June next before that payment date.

3. To the extent relevant, if the Handover Date is not 30 June in any relevant year, the Capacity Rent payable 40 days after the Handover Date shall be in respect of the period from 1 July next before the Handover Date to (but not including) the Handover Date.

4. The Capacity Rent for any relevant year ending on or before 30 June 2001 shall be the amount which is the sum of ((pound)2.60 multiplied by RPI(1) divided by RPI(2) multiplied by GSC) minus (pound)20,000.

5. If the Handover Date occurs on any date other than 30 June in any year, the Capacity Rent calculation shall be reduced proportionately (calculated on a daily basis).

6.   In the above calculations:

(a) GSC is the time-weighted generating set capacity (in kilowatts) of the generating sets comprised within the Demised Premises for the relevant year;

(b) RPI(1) is the RPI for the month of May next before the relevant payment date; and

(c)  RPI(2) is the RPI for the month of May 1996; and

(d) RPI is the Retail Prices Index (all items) prepared by the Central Statistical Office from time to time.


                                   SCHEDULE 3

                               EASTERN'S COVENANTS

1.   PAY PREMIUM AND RENT

1. Subject to paragraph 1 of Schedule 6, to pay to PowerGen the instalments of the Premium, and the Capacity Rent, the Basic Rent, the Mobile Equipment Rent and other amounts payable under this Lease at the times and in manner as provided herein without any deduction, set-off or counterclaim except as aforesaid.

2.   PAY OUTGOINGS

2. Subject to paragraph 7 of Schedule 4, to pay and discharge all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or revenue or non-recurring nature and even though of a wholly novel character) (CHARGES) which are now or may at any time hereafter be assessed, charged, levied or imposed upon or payable in respect of the Demised Premises or on or by any estate owner, landlord, tenant or occupier in respect thereof (except (subject to paragraphs 21(d) and 22 of this Part of this Schedule)) any charges or Clawback payable by PowerGen occasioned by receipt of any sums due hereunder or by the ownership of, or an actual dealing (including the grant of this Lease) by PowerGen with, its reversionary interest in the Demised Premises or any interest immediately or immediately reversionary to this Lease).

3.   COMMON EXPENSES

3. Without prejudice to the generality of any other covenant by Eastern, to pay on demand a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences which shall at any time belong to or be used for the Demised Premises in common with other Premises near or adjoining thereto.

4.   REPAIR

4.1 Subject to PowerGen's obligations under the Environmental Covenant and subject to paragraphs 4.2 and 4.3 of this Part of this Schedule and taking into account the state and condition of the Demised Premises at the date of this Lease and subject to wear and tear and use of the Demised Premises as a power station, to keep the Demised Premises safe;

4.2 Without prejudice to the generality of, and notwithstanding paragraph 4.1 above, to comply fully with any obligation contained or referred to in any of the documents listed in Parts 5, 6 and 7 of Schedule 1 for or relating to the repair, maintenance or renewing, replacing or rebuilding of anything comprised in, or anything in, under or on, the Demised Premises;

4.3 Subject to the provisions of Schedule 5, to keep the Strategic Spares (so far as any of the same has not been affixed to the Demised Premises during the
Term) and the Mobile Equipment, so far as practicable available for use.

5.   CONDUCT OF SITE

5. Prior to the Handover Date, save as may arise as a result of using the Demised Premises in accordance with paragraph 17 of this Schedule, not to do or permit anything to be done at or on the Demised Premises as shall materially increase the actual or contingent liabilities of PowerGen pursuant to the covenant on its part contained in paragraph 6 of Schedule 4 or its obligations under Schedule 5.

6.   YIELD UP

6.   At the Termination of the Term:

6.1 Immediately to make any payment then due to PowerGen pursuant to this Lease; and

6.2 To yield up the Demised Premises (including the Mobile Equipment and the Strategic Spares so far as the same are still subsisting) unto PowerGen as shall be in accordance with the covenants and conditions contained in or imposed by virtue of this Lease and, unless released from compliance by PowerGen, to remove from the Demised Premises all tenant's and trade fixtures and fittings and Eastern's furniture and effects and to remove any sign, writing or painting of the name or business of Eastern and other persons from the Demised Premises.

7.   TRANSFER OF LICENCES, ETC.

7. As soon as practicable after yielding up the Demised Premises to deliver up to PowerGen all written permissions, permits, licences and authorisations for the operation of the Demised Premises and to use all reasonable endeavours to transfer or assign (to the extent possible and at PowerGen's cost and expense) to PowerGen all such permissions, permits, licences and authorisations in the name of Eastern and where the consent of a third party is required for such assignment or transfer to join with PowerGen in the making of any necessary application therefor and to supply such assistance and information therewith as PowerGen shall reasonably require Provided always that Eastern shall not be obliged to act as surety or guarantor or give any other form of security in relation to any such transfer or assignment.

8.   DECOMMISSIONING AND DEMOLITION

8. To comply with the covenants and obligations on the part of Eastern contained in Schedule 5.

9.   PERMIT ENTRY FOR LANDLORD AND OTHERS

9.1 To permit PowerGen and its servants, and other agents, its contractors and workmen and, to the extent lawfully entitled, the owner, tenants and occupiers of any adjoining or neighbouring premises and their respective servants, agents and workmen with all necessary plant, machinery, equipment, tools and appliances at all times in case of emergency and otherwise at any reasonable times on reasonable prior notice without interruption or interference and subject to such safety requirements as Eastern shall reasonably require to enter upon the Demised Premises and remain thereon for such period as shall be necessary:

(a) to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be or tend to be a breach or non-performance of any of the covenants contained in this Lease;

(b) to exercise any rights excepted and reserved to PowerGen or such owners, tenants and occupiers and for any other purpose properly connected with the interest of PowerGen in the Demised Premises;

(c) to inspect the Demised Premises for all purposes connected with the operation or implementation, or the proposed implementation, of Schedule 5 and Eastern shall furnish such information for the said purposes as may reasonably be requested by PowerGen.

9.2  To permit the persons authorised by, or referred to in, paragraph 5 of
Schedule 3 to the Clawback Debenture to enter upon the Demised Premises for the purposes therein mentioned.

10.  REMEDY WANTS OF REPAIR AND ENTRY FOR LANDLORD ON DEFAULT

10. Forthwith to proceed to repair and make good all wants of repair and defects of which notice shall be given by PowerGen to Eastern and which Eastern shall be liable to repair or make good provided always that if within two months or such shorter period as is reasonable from the date of such notice Eastern shall fail to commence to repair and make good the matters prescribed in such notice then it shall be lawful for PowerGen and all persons authorised by PowerGen with workmen, servants, agents and others with or without all necessary plant, machinery, equipment, tools and appliances to enter into and stay upon the Demised Premises and repair and make good the same at the expense of Eastern (but so that PowerGen's right of entry or any other right or remedy of PowerGen under this Lease shall not thereby be prejudiced).

11.  NOTICES

11. As soon as practicable after receipt by Eastern of any notice or communication from a competent authority affecting PowerGen's interest in the Demised Premises to give to PowerGen a copy thereof.

12.  STATUTORY REQUIREMENTS

12.1 Save as provided in the Environmental Covenant, at the expense of Eastern to comply with all Environmental Laws, Planning Acts and the Electricity Act 1989 relating to the Demised Premises or the use thereof and to execute at its own expense any work required to be carried out in or to the Demised Premises whether such work is required to be carried out by the owner or the occupier or any other person.

12.2 Save as provided in the Environmental Covenant, not at any time to do omit or permit on or about the Demised Premises any act or thing by reason of which PowerGen may under any such European Laws, Planning Acts and the Electricity Act 1989 incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses Provided that use of the Demised Premises in accordance with paragraph 17 of this Part of this Schedule and the PowerGen Standards shall not, of itself, constitute breach of this paragraph 12.2.

12.3 Save as provided in the Environment Covenant, to obtain all licences, permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Environmental Laws, Planning Acts and the Electricity Act 1989 in respect of any works carried out by Eastern on the Demised Premises or of any user thereof.

13.  ALTERATIONS

13. Prior to the Handover Date, if Eastern make any alterations or additions in or to the Demised Premises which materially increase PowerGen's obligations pursuant to paragraph 6 of Schedule 4 and the provisions of Schedule 5, then, save for alterations or additions required to comply with the provisions of paragraph 12 of this Schedule, Eastern shall pay to PowerGen the reasonable increase in cost and expense incurred by PowerGen in complying with its said obligations.

14.  SIGNS

14. Prior to the Handover Date, to display at the main and other entrances to the Demised Premises appropriate signs indicating that Eastern is in occupation thereof and in all relevant locations appropriate warning signs and/or other instructional notices to those persons who may, from time to time, be upon the Demised Premises.

15.  FIRE PRECAUTIONS

15. Prior to the Handover Date, at all times during the Term at the expense of Eastern to comply with all recommendations (whether legally enforceable or not) from time to time of the appropriate authority in relation to fire precautions affecting the Demised Premises and to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such recommendations and with any legal requirements and any requirements of any insurer of the Demised Premises.

16.  SECURING PREMISES

16.1 Prior to the Handover Date, at all times of the day or night to keep the Demised Premises fully secured against intruders, unauthorised persons, vandalism and to provide such security arrangements and systems as may be necessary to comply with any requirement of any appropriate authority (whether legally enforceable or not).

16.2 Prior to the Handover Date, to maintain all external and security lighting in good condition and fully operational during night time working hours.

16.3 To erect and thereafter until the Handover Date maintain in a proper state of repair and condition such boundary fencing as is required for the safe operation of the Power Station at the Demised Premises or as is required by any statutory or other body or pursuant to any statutory or other obligation.

17.      USER

17.1 Prior to 31 March 2000 not to use those parts of the Demised Premises which are coloured yellow on Plan 1 annexed to this Lease such that their use is other than an activity for which all exemption or licence is required under Sections 5 or 6 of the Electricity Act 1989 or involving the distribution of electricity in so far as it does not require a licence under Section 6 of that Act and, subject thereto, to use the Demised Premises for the purpose of electricity generation substantially from the plant and equipment comprised in the Demised Premises at the date of this Lease and for other purposes ancillary thereto.

17.2 Prior to the Handover Date, to use all reasonable endeavours (a) not at any time to use the Demised Premises or any part thereof nor permit or suffer the same to be used in any way or for any purpose which may unnecessarily be a nuisance, damage or disturbance to the owners or occupiers of any premises adjoining or near the Demised Premises or the neighbourhood and (b) to use and operate the Demised Premises in such manner as engenders and fosters good relations with the communities in the locality of the Demised Premises and any representatives of such communities and, in particular, but without prejudice to the generality of the foregoing (i) to ensure that all lorries and other heavy or wide goods vehicles having access to the Demised Premises comply with all formal and informal agreements with such local communities and representatives including relating to the use of certain routes and any restrictions on the times or days at which such routes can be used, (ii) to take steps to explain or inform the local communities of any unusual operations at the Demised Premises.

Provided always that use of the Demised Premises in accordance with paragraph 17.1 of this Schedule shall not, of itself, constitute a breach of this paragraph 17.2.

17.3 Subject to the provisions of Schedule 5, only to use the Mobile Equipment at the Demised Premises.

17.4 Subject to the provisions of Schedule 5, only to use the Strategic Spares at the Demised Premises or at the premises comprised within the High Marnham Lease.

18.  PREVENT ENCROACHMENTS

18. Not knowingly to permit any owner of any property adjoining or near the Demised Premises to acquire any rights of way, light or air or other privilege easement or make any encroachment over against out of or upon the Demised Premises.

19.  ALIENATION

19.1 Save as provided in paragraph 19.2 of this Schedule, in relation to the whole or any part of those parts of the Demised Premises coloured yellow on Plan 1 annexed to this Lease, on or before 1 April 2000, not to assign, transfer, underlease, charge, share occupation or part with or share possession, declare trusts over or otherwise deal with the same in any way whatsoever.

19.2 Not to assign the whole or any part of the Demised Premises save to a member of Eastern's Group (as such expression is used in the Agreement for Lease) without first obtaining from the assignee a covenant by deed with PowerGen to pay the Premium and the rents and other amounts payable hereunder and to observe and perform all the covenants on the part of Eastern and the condition as to user set out in paragraph 2 of Schedule 6 in such form as PowerGen shall reasonably determine having regard, in particular, to its obligations and liabilities pursuant to the Clawback Debenture.

19.3 Within one month of every assignment, transfer, underlease or charge affecting the Demised Premises or any devolution of the estate of Eastern therein or this Lease, to give notice in writing with particulars thereof to PowerGen and produce such assignment, transfer, underlease or charge or the Probate of the Will or Letters of Administration or other instrument, document, or evidence of such devolution or surrender or sharing with a certified copy thereof and in every case to pay to PowerGen a reasonable registration fee of not less than (pound)25.00 plus Value Added Tax thereon.

20.  COSTS

20.  To pay:

(a) all legal costs and other professional fees and disbursements incurred by PowerGen and the costs and expenses of its duly authorised representatives in connection with or incidental to every application made by Eastern for a consent or licence (whether the same be granted or refused or proffered subject to any lawful qualification or condition or whether the application be withdrawn);

(b) all expenses including solicitors' costs and surveyors' fees incurred by PowerGen in contemplation of or incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or of proceedings under Sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court;

(c) all expenses including solicitors' costs, surveyors' fees and bailiffs' costs and commission incurred by PowerGen in connection with and incidental to any breach, non-performance or non-observance of any of the covenants on the part of Eastern and the conditions contained in this Lease or in contemplation of the enforcement thereof including (but without prejudice to the generality of the foregoing) the service of all notices relating to and schedules recording dilapidations and wants of repair to the Demised Premises or of any negotiations in respect thereof;

(d) all Value Added Tax incurred by PowerGen on or included in any amount reimbursable by Eastern to PowerGen under this Lease.

21.  VALUE ADDED TAX

21.1 Where any payment due under or by virtue of this Lease or the grant of it is a payment on which Value Added Tax is or may be chargeable (by reason of an election of PowerGen or otherwise) to pay the amount of such tax in respect of the payment at the rate applicable to that payment.

21.2 The Value Added Tax chargeable by reference to the Premium shall be paid on 29 October 1996.

22.  ASH AND WASTE PRODUCT DISPOSAL CONTRACTS AND RAILWAY AGREEMENTS

22. Without prejudice to PowerGen's obligations contained in the Agreement for Lease to use its reasonable endeavours to enter into such agreements for the disposal of ash and all other Waste and such agreements relating to the position, use and operation of the railway sidings and any ancillary structures and equipment serving the Demised Premises from time to time as are necessary (in Eastern's reasonable opinion) for the safe and proper operation of the Power Station comprised within the Demised Premises Provided That where such agreements are required to be obtained due to any exercise by PowerGen of its rights to relocate the railway sidings and equipment pursuant to paragraph 7 of
Part 3 of Schedule 1 PowerGen shall bear the reasonable costs of such agreement and Provided Further That nothing contained in this paragraph shall require Eastern to enter into any such agreements which would constitute renewals of agreements having expired prior to Completion or new agreements in respect of which no agreement was in place prior to Completion.

23.  COMPLY WITH TITLE MATTERS

23.1 To perform and observe all the covenants, conditions and provisions contained or referred to in the documents referred to in Parts 5, 6 and 7 of
Schedule 1 so far as the same relate to the Demised Premises and are still subsisting and capable of being enforced.

23.2 Without prejudice to the generality of paragraph 23.1 above, to permit NGC and (in relation to sub-paragraph 23.2(i) only) East Midlands Electricity plc having an interest or right in relation to any part of the Demised Premises (whether directly or as part of the Estate) to exercise all rights pursuant to:

(i)       the Licence to Retain Assets;

(ii)      the NGC Lease;

(iii)     the Interface Agreement; and

(iv)      the Wayleave.


                                   SCHEDULE 4

                              POWERGEN'S COVENANTS

1.   QUIET ENJOYMENT

1. Eastern paying the Premium, the Basic Rent and other rents and charges payable under this Lease and performing and observing the several covenants and stipulations on the part of Eastern contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by PowerGen or any person rightfully claiming under or in trust for it or by title paramount.

2.   WORKS

2.1 On or before the end of July 1997 at PowerGen's cost, to disconnect the Wide Area Network (being the IT connections from PowerGen headquarters into each power station's local area network) and to remove all relevant wiring and related hardware (if any) from the Demised Premises.

2.2 To the extent that the same have not been completed by the date of this Lease, at PowerGen's cost to carry out the following works within a timetable agreed with Eastern and otherwise to the reasonable satisfaction of Eastern:

2.2.1 to redirect and transfer the water cooling arrangements subsisting in relation to Drakelow "C" Power Station so that the water cooling pipework between Drakelow "C" Power Station and the cooling towers situated on the Demised Premises shall be direct and shall not pass through any part of the Retained Land;

2.2.2 to make all necessary arrangements for, and to carry out, the redirection and transfer of all electrical connections (including the installation of all necessary electrical works) so that the electrical connections between Drakelow "C" Power Station and the 275kV/4OOkV substation adjoining the Demised Premises shall be direct and shall not pass through the Retained Land (save for the said substation) and pending such direction shall ensure that the said connections shall be kept in a condition adequate for the continued use thereof for their current purposes;

2.2.3 to construct a septic tank on the Demised Premises (for the use of the Demised Premises and the Sports Club and Lodge adjoining the Demised Premises) in a position agreed with Eastern, and to construct all appropriate pipework and conduits to enable Eastern to use the same;

2.2.4     to demolish and remove the ash-launder on the Demised Premises;

2.2.5 to switch such appropriate valves in order to re-route any water pipeline currently running from the Demised Premises to Lagoon B and thereafter running from Lagoon B to the discharge point or points to which such pipeline connects as and when PowerGen shall consider appropriate in order that the passage of water from the Demised Premises shall pass to the outfall on the Demised Premises rather than passing to Lagoon B.

3.   CONTRIBUTION TO EXPENSES

3. Without prejudice to the generality of any other covenant or obligation by PowerGen, to pay on demand (to Eastern or such other third party as shall be relevant) a fair proportion of the costs and expenses of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, bridges, sewers, drains, pipes, channels, watercourses, gutters, wires, cables, boundary walls, fences, party walls, structures, open areas and other conveniences (including, for the avoidance of doubt, the inlet culvert referred to in paragraph 4 of Part 3 of Schedule 1) which shall at any time belong to or be used for the Retained Land in common with the Demised Premises or other premises near or adjoining thereto.

4.   SUB-STATION

4. To use reasonable endeavours to enforce the obligations on the part of NGC contained in each of the NGC Lease, the Interface Agreement and the Wayleave and the obligations on the part of East Midlands Electricity Plc contained in the License to Retain Assets.

5.   OTHER DOCUMENTS

5. To use reasonable endeavours to enforce the obligations on the part of the grantor in each of the documents referred to in Part 6 of Schedule 1.

6.   DECOMMISSIONING AND DEMOLITION

6. To comply with the covenants and obligations on the part of PowerGen contained in Schedule 5.

7.   RATES

7. To pay the rates (other than water rates) in respect of the Demised Premises for the period ending 31 March 1997 but not thereafter.


                                   SCHEDULE 5

                          DECOMMISSIONING ARRANGEMENTS

1. When Eastern has ceased using the Demised Premises for the purpose of generating electricity, it may give PowerGen notice of its intention to require PowerGen to carry out its obligations under this Schedule.

2.   Prior to the Handover Date, Eastern shall ensure that all the electrical connections and all electrical equipment comprised within the Demised Premises and, to the extent that it is comprised within the Demised Premises, the electrical plant and equipment within the NGC substation adjoining the Demised Premises are made electrically and mechanically safe. Eastern shall comply with any obligations of NGC in relation thereto.

3. Prior to the Handover Date, Eastern shall ensure that all contracts relating to the operation and maintenance of the Power Station (save for those relating to the security thereof) are terminated and that all contractors and contractors equipment have left the Demised Premises.

4. At the Handover date, such of the Strategic Spares as shall then be in existence and all of the Mobile Equipment will be returned to PowerGen for its own absolute use and thereafter such items shall cease to be part of the Demised Premises.

5.   Save insofar as it is legally or physically impossible PowerGen shall execute and complete the Decommissioning Works in accordance with the provisions of this Schedule and to the satisfaction of Eastern.

6.1 PowerGen shall commence the Decommissioning works forthwith after the Handover Date and shall proceed with the same with due expedition and without delay and shall complete the Decommissioning Works as soon as reasonably practicable but in any event within twelve months of the Handover Date;

6.2 on the Handover Date Eastern shall give PowerGen possession of so much of the Demised Premises as may be required to enable PowerGen to commence to proceed with the execution of the Decommissioning Works;

6.3 immediately on being given possession of the Demised Premises in accordance with paragraph 6.2 of this Schedule, PowerGen shall assume responsibility for the Demised Premises and all materials removed from the Demised Premises by virtue of the Decommissioning Works;

6.4 PowerGen shall be solely responsible for the transportation off site and safe disposal of such materials;

6.5 where during the execution of the Decommissioning Works PowerGen discovers any Hazardous Materials, PowerGen shall immediately do all such things as may be necessary to ensure the safety of its personnel;

6.6 PowerGen shall comply with all notification and other requirements of Acts and the reasonable requirements of the Health and Safety Executive and any delay in and any cost resulting from failure to comply with such requirements or failure to notify or comply in due time shall be borne by PowerGen;

6.7 all materials containing or comprised of asbestos in whatever form, which require removal and disposal shall be removed from the Demised Premises by a specialist contractor by safe and suitable means and taken to an authorised asbestos tip and disposed of in an appropriate manner;

6.8 all contractors shall be in possession of a license in force and granted by the Health and Safety Executive under the Asbestos (Licensing) Regulations 1983 or any subsequent amendment or re-enactment thereof;

6.9 PowerGen shall effect and maintain and shall require sub-contractors to effect and maintain throughout the continuance of the Decommissioning Works insurance policies with insurers and under forms and policies satisfactory to Eastern and shall bear any and all excesses or deductibles incorporated therein;

6.10 PowerGen shall conform in all respect with the provisions of any Acts and such rules and regulations of public bodies and companies as aforesaid and shall keep Eastern indemnified against all penalties and liabilities of every kind for breach of any such Acts;

6.11 PowerGen shall ensure that all notices required as aforesaid are given within the time limit specified and the delay in and any cost resulting from any failure to comply with such requirement shall be borne by PowerGen; and

6.12 when PowerGen shall consider that the whole of the Decommissioning Works have been completed in accordance with this schedule PowerGen shall give a notice to that effect to Eastern. Such notice shall be in writing and shall be deemed to be a request by PowerGen for Eastern to issue a certificate that Practical Completion has occurred. Following receipt of such request Eastern shall

     (a) issue a certificate of Practical Completion stating the date on which in its opinion the Decommissioning Works were completed; or

     (b) give instructions to PowerGen in writing specifying all the Decommissioning Works which in Eastern's opinion require to be done before the issue of a certificate of Practical Completion;

     Provided that at the discretion of Eastern it may issue a certificate when the Decommissioning Works shall be substantially completed and PowerGen shall pay to Eastern the sum which, in Eastern's reasonable opinion, shall fairly reflect the value of any works outstanding, such sum to be payable on demand and to be recoverable from PowerGen as a debt.

7. For the avoidance of doubt PowerGen shall be entitled to carry out its obligations under this Schedule by way of the use of contractors.

8. The parties shall arrange memoranda of the Handover Date and the Date of Practical Completion to be endorsed on this Lease in the spaces provided.


                                   SCHEDULE 6

                      PROVISOS AGREEMENTS AND DECLARATIONS

1.   PREMIUM

1.   It is agreed and acknowledged that:

1.1 the Premium represents a single premium for the grant of this Lease and the High Marnham Lease;

1.2 the Premium has not been, and will not be, apportioned between the Demised Premises and the premises comprised within the High Marnham Lease;

1.3 the Premium is due in full on the date of this Lease Provided always that, Eastern observing and performing the covenants on its part and the conditions contained in this Lease, including those as to payment of the Premium, PowerGen will accept payment of the Premium in accordance with the provisions of clause 5 of and Schedule 1 to the Agreement for Lease;

1.4 in the event that the Termination of the Term or the Handover Date occurs at any time when any part or the whole of the Premium is outstanding for whatever reason, then the whole of the outstanding balance of the Premium shall immediately become due and payable by Eastern;

1.5 Eastern shall not, and shall procure that no member of the same group of companies as Eastern shall, seek to agree that any part of the Premium (other than as mentioned in clause 28 of the Agreement for Lease) should give rise to any relief or allowance for tax purposes other than as consideration, falling within section 38(1)(a) of the Transfer of Chargeable Gains Act 1992, given for the acquisition of its leasehold interests in land under this Lease and the High Marnham Lease.

2.   FORFEITURE

2.   This Lease is made on the express condition that if and whenever there shall be a breach, non-performance or non-observance of the covenant contained in paragraph 17.1 of Schedule 3 then PowerGen or its agents may at any time thereafter and notwithstanding the waiver or implied waiver of any previous right of re-entry arising under this Lease re-enter upon the Demised Premises or any part thereof in the name of the whole of the Demised Premises whereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to PowerGen in respect of payment of the Premium, arrears of rent or other breach or non-performance or non-observance of any condition covenant or agreement on the part of Eastern contained in this Lease or otherwise Provided always that PowerGen shall, if able to do so without prejudicing its obligations and liabilities under the Clawback Debenture, give such notice as is reasonably practicable to Eastern prior to exercising its rights pursuant to this paragraph.

3.   NOTICES

3.   All notices to be given under this Lease shall be in writing and
Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on Eastern such notice shall also be duly served if left at the Demised Premises or sent to the last known address of Eastern.

4.   L & T A COMPENSATION EXCLUSION

4. Subject to provisions of sub-section (2) of Section 38 of the Landlord and Tenant Act 1954 neither Eastern nor any assignee or underlessee (whether immediate or derivative) of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing same.

5.   INTEREST ON UNPAID RENTS AND OTHER MONEYS

5.   If the Basic Rent or any other amounts payable hereunder shall not be paid to PowerGen within seven days of the due date for payment thereof then Eastern shall pay to PowerGen with any such sums (but without prejudice to all or any other rights or remedies of PowerGen under this Lease) interest thereon at the Prescribed Rate calculated on a day-to-day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure by PowerGen down to the date of payment or reimbursement by Eastern (and as well after as before any judgment).

6.   NON-ACQUISITION OF EASEMENTS

6. Except as expressly herein provided Eastern shall not by implication of law or otherwise be entitled to any estate or any right privilege or easement whatsoever nor shall Eastern by virtue or in respect of the Demised Premises or this Lease be deemed to have acquired or to be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate right privilege or easement.

7.   RENT ACCEPTANCE WHEN BREACH EXISTS

7. No demand for or acceptance or receipt of the Basic Rent or any other rents or any payment on account thereof shall operate as a waiver by PowerGen of any right which PowerGen may have to forfeit this Lease or re-enter the Demised Premises by reason of any breach of covenant by Eastern or otherwise notwithstanding that PowerGen may know or be deemed to know of such at the time of demand, acceptance or receipt.

8.   DISPUTES

8. In the event of any dispute or difference between the parties touching or concerning any matter or thing arising out of this Lease or as to the rights, duties or obligations of the parties hereunder, such dispute or difference shall be referred to some independent and fit person to be nominated by the President for the time being of the Royal Institution of Chartered Surveyors (save in the case of any dispute or difference relating to the construction of this Lease when such nomination shall be made by the President for the time being of the Law Society) on the application of either party and the decision of such nominee shall be final and binding on the parties Provided that in every case the nominee appointed shall be entitled to act as an expert and not as an arbitrator in any case where he expresses his willingness so to act and neither party objects to him so acting within twenty-one days of his statement that he is willing to do so and (subject to the foregoing) the provisions of the Arbitration Acts 1950-1979 shall apply.

9.   LIABILITY FOR INDIRECT DAMAGE

9. Neither party shall be liable to the other for any loss of profit, loss of use, loss of production, loss of contracts or for any other indirect or consequential damage that may be suffered by the other.

10.  LANDLORD AND TENANT (COVENANTS) ACT 1995

10. This Lease was entered into pursuant to the Agreement for Lease and is not a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

11.  JURISDICTION

11. The High Court of Justice in England shall have non-exclusive jurisdiction to entertain any action or proceedings whatsoever in respect of this Lease or any provision thereof or any matter or thing arising under or by virtue or consequent upon this Lease.

                                   SCHEDULE 7

                                     PART 1
                                MOBILE EQUIPMENT


ASSET                              DESCRIPTION              IDENTIFICATION NO:

Terrex TS40                        Coal Scraper/Loader
Terrex TS40                        Coal Scraper/Loader
Terrex TS40                        Coal Scraper/Loader
Terrex TS40                        Coal Scraper/Loader

JCB 700                            Excavator
Caterpillar D8N                    Bulldozer
Caterpillar D8N                    Bulldozer
Caterpillar 980C                   Wheelloader x 2
Schaete                            Wheelloader
Hunslett Diesel Locomotive


                                     PART 2
                                STRATEGIC SPARES

The following strategic spares are held in a used but serviceable condition

EE350MW Alternator Rotor, Unit 9/10
EE350MW Generator Stator, Unit 9/10
EE350MW LP1 LP Rotor
EE350MW LP2 LP Rotor
Reyrolle 275k Circuit breaker

The following strategic spares are held in situ or in operation but are surplus to the requirements for 3 unit operation

1 Cooling tower
1 CW pump
1 River water make-up pump
1 Hydrogen generation plant
1 Unit 11 Generator transformer

                           MEMORANDUM OF HANDOVER DATE

The Handover Date referred to in this Lease is ___________________________

SIGNED for an on behalf of ____________________

THIS ______________ day of __________________________________



                   MEMORANDUM OF DATE OF PRACTICAL COMPLETION

The Date of Practical Completion referred to in this Lease is ______________

SIGNED for and on behalf of ________________

THIS ___________ day of ______________________________


EXECUTED and DELIVERED                           )
as a DEED by POWERGEN plc                        )
acting by Philip Hudson, its duly                )
authorised attorney in the presence of:          )